UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

BLUE BRIDGE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-153838	26-1402471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

637 Howard Street
San Francisco, CA 94105
 (Address of principal executive office) (Zip Code)

1-888-494-2330
 Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 18, 2011, Blue Bridge Capital, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) in Guangzhou, Guangdong, China.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of  four (4) directors to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

Director Name	For	Against	Withheld	Broker Non-Votes
George Ma	3,864,558	0	0	0
Hui Lui	3,864,558	0	0	0
Chuanda Zeng	3,864,558	0	0	0
Yibiao Chen	3,864,558	0	0	0

There were 47,393 abstentions on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Bridge Capital, Inc.

By:	/s/ Hui Lui
Name: Hui Lui
Title: Chief Executive Officer
Dated: September 2, 2011